NEWS RELEASE
                                       NASDAQ SYMBOL:  WAYN
_______________________________________RELEASE DATE: JULY 23, 2003
WAYNE SAVINGS BANCSHARES, INC.         CONTACT PERSON: CHARLES F. FINN
ANNOUNCES EARNINGS INCREASE                            CHAIRMAN AND CEO
                                                       MICHAEL  ANDERSON CFO
                                                       (330) 264-5767

                              FOR IMMEDIATE RELEASE
                              ---------------------

     WOOSTER, OHIO--Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), parent of Wayne Savings Community Bank, reported net earnings of $731,000 or $.19 per diluted share for the first fiscal quarter ended June 30, 2003. This represents a significant 32% increase over net earnings of $554,000, or $.15 per diluted share recorded in the same three-month period last year.

     According to President Charles Finn, the rise in earnings was primarily attributable to growth of $240,000, or 9%, in net interest income and growth of $166,000 in non-interest income. Net interest income in the quarter ended June 30, 2003 amounted to $2.79 million compared to $2.55 million in the same quarter last year. The growth in income was partially offset by a $173,000 increase in general and administrative expenses, the primary components of which were compensation, legal, and stock related expenses.

     At June 30, 2003, Wayne Savings Bancshares, Inc. reported total assets of $376.5 million, an increase of $42 million, or 12.5%, over total assets of $334.6 million one year ago. Stockholders' equity on June 30, 2003 totaled $45.3 million, resulting in a capital-to-assets ratio of 12.02%, as compared to $26.4 million one year ago. The sharp increase in stockholders' equity was mainly due to the addition of $17.1 million of net proceeds from the Company's stock offering which was completed January 8, 2003.

     Established in 1899, Wayne Savings Community Bank, the wholly-owned subsidiary of Wayne Savings Bancshares, Inc., has nine banking locations in Wayne, Holmes, Ashland, and Medina counties, in addition to its Village Savings Bank F.S.B. subsidiary in Stark county. An application is pending to consolidate the two Banks after which Village Savings will operate as a branch office of Wayne Savings.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2003

                         WAYNE SAVINGS BANCSHARES, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-23433                  31-1557791
          --------                       -------                  ----------
(State or other jurisdiction      (Commission File No.)      (IRS Employer
 of incorporation)                                           Identification No.)



151 N. Market St., Wooster, Ohio                                         44691
--------------------------------                                         -----
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (330) 264-5767


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

          Exhibit No.                     Description
          -----------                     -----------

             99                           Press release dated July 23, 2003

Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to this Item 9 and in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

     On July 23, 2003, Wayne Savings Bancshares, Inc. (the "Company") announced its earnings for the six months ended June 30, 2003. A copy of the press release dated July 23, 2003, describing earnings for these periods is attached as
Exhibit 99 to this report.

                                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           WAYNE SAVINGS BANCSHARES, INC.


DATE:  July 23, 2003                       By: /s/ Charles F. Finn
                                           -------------------------------------
                                           Charles F. Finn
                                           President and Chief Executive Officer